UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 15, 2010

FREDERICK’S OF HOLLYWOOD GROUP INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-5893	13-5651322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1115 Broadway, New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 798-4700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 15, 2010, Frederick’s of Hollywood Group Inc. (“Company”) received a notice from the NYSE Amex indicating that, based on the Company’s shareholders’ deficit as reported in its Form 10-Q for the quarterly period ended January 23, 2010, the Company is not in compliance with Sections 1003(a)(i) and (ii) of the NYSE Amex Company Guide, having less than $2 million and $4 million of shareholders’ equity while sustaining losses from continuing operations and net losses in two out of its three most recent fiscal years, and net losses in three out of its four most recent fiscal years, respectively.  The Company has until May 17, 2010 to submit a plan to the NYSE Amex addressing how it intends to regain compliance with these continued listing standards by October 17, 2011.  Upon receipt of the Company’s plan, the NYSE Amex will evaluate it and make a determination as to whether the Company has made a reasonable demonstration of its ability to regain compliance with the continued listing standards, in which case the plan will be accepted.  If accepted, the Company will be able to continue its listing, during which time the Company will be subject to continued periodic review by the NYSE Amex staff.  If the Company’s plan is not accepted, the NYSE Amex could initiate delisting proceedings.

While the Company intends to submit a compliance plan, it expects to regain compliance with the NYSE Amex continued listing standards following the completion of the transaction contemplated by the Debt Exchange and Preferred Stock Conversion Agreement, dated as of February 1, 2010, between the Company and Fursa Capital Partners LP, Fursa Master Rediscovered Opportunities L.P., Blackfriars Master Vehicle LLC – Series 2, and Fursa Master Global Event Driven Fund L.P (collectively, “Fursa”), the holders of approximately $14.3 million principal amount of the Company’s long term debt outstanding including accrued interest (the “Tranche C debt”) and approximately $8.8 million of the Company’s Series A preferred stock including accrued dividends (“Series A Preferred Stock”).  As previously disclosed, Fursa agreed to exchange and convert the entire $14.3 million principal amount and accrued interest of the Tranche C debt and all $8.8 million of their outstanding shares of Series A Preferred Stock and accrued dividends into approximately $11.5 million shares of the Company’s common stock. The balance sheet effect of the transaction will increase the Company’s shareholders’ equity by approximately $23.1 million, thereby putting the Company in compliance with the continued listing standards.  The completion of the transaction is subject to shareholder approval, which is expected to be obtained at the Company’s shareholder meeting on May 12, 2010 and consummated shortly thereafter.

The Company’s common stock continues to trade on the NYSE Amex under the symbol “FOH”, but will shortly become subject to the trading symbol extension “BC” to denote non-compliance with the NYSE Amex’s continued listing standards.

On April 20, 2010, the Company issued a press release announcing the receipt of the NYSE Amex deficiency notice.  A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits:

Exhibit	Description

99.1	Press release dated April 20, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREDERICK’S OF HOLLYWOOD GROUP INC.

Dated: April 20, 2010	By:	/s/ Thomas Rende
Thomas Rende
Chief Financial Officer (Principal Financial and Accounting Officer)